EXHIBIT 16.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

11 January 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549

Commissioners:

We have read Form 6-K dated 11 January 2023 of Dunxin Financial Holdings Limited (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

AUDIT ALLIANCE LLP

Public Accountants and

Chartered Accountants

Singapore